3 Lender under this Amendment are several and not joint with the obligations of any Other Lender, and the Lender shall not be responsible in any way for the performance of the obligations of any Other Lender under any Other Amendment. Nothing contained herein or in any Other Amendment, and no action taken by the Lender pursuant hereto, shall be deemed to constitute the Lender and Other Lenders as, and the Company acknowledges that the Lender and the Other Lenders do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lender and Other Lenders are in any way acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by this Amendment or any Other Amendment and the Company acknowledges that, to the best of its knowledge, the Lender and the Other Lenders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment or any Other Amendment. The Company and the Lender confirm that the Lender has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Lender shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment, and it shall not be necessary for any Other Lender to be joined as an additional party in any proceeding for such purpose. 10. Voting or Consent Right Waiver. that term is defined in Rule 144) of the Company. The undersigned hereby waives any stockholder voting or consent rights it may have from time to time in respect of more than 4.99% of the issued and outstanding shares of Common Stock. 11. Miscellaneous. Section 25 of the Loan Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis. [Remainder of page intentionally left blank]